Exhibit 23.5

CONSENT OF GRANT THORNTON, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, No. 333-109270, of our report dated February 5, 2004, relating to the financial statements of the 17173.com Web site, a website formerly owned by Netdragon Websoft Inc., which appears in Sohu.com Inc.’s Current Report on Form 8-K/A filed February 9, 2004, March 15, 2004, and April 22, 2004. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Grant Thornton

Hong Kong

April 22, 2004